EX-23(d)

Friedman LLP	1700 Broadway
Accountants and Advisors	New York, NY 10019
T: 212-842-7000
F: 212-842-7001
www.friedmanllp.com

Consent of Independent Auditors

          We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated September 22, 2004, June 22, 2004, May 6, 2004, November 24, 2004, November 22, 2004, November 9, 2004, and April 12, 2005 with respect to the (i) statement of revenues and certain expenses of the property located at Four Oaks Place for the year ended December 31, 2003; (ii) statement of revenues and certain expenses of the property located at 3111 Camino Del Rio North for the year ended December 31, 2003; (iii) statement of revenues and certain expenses of the properties located at 30721 and 30699 Russell Ranch Road for the year ended December 31, 2003; (iv) statement of revenues and certain expenses of 1900 K Street, NW, Washington DC for the year ended September 30, 2004; (v) statement of revenues and certain expenses of 1001 Pennsylvania Ave., NW, Washington DC for the year ended September 30, 2004; (vi) statement of revenues and certain expenses of 50 Fremont Street, San Francisco, CA for the year ended September 30, 2004; (vii) statement of revenues and certain expenses of IDX Tower, Seattle, WA for the year ended September 30, 2004; and (viii) statement of revenues and certain expenses of the IDI Industrial Portfolio Joint Venture for the year ended December 31, 2003, (ix) statement of revenues and certain expenses of 99 High Street, Boston, MA for the year ended December 31, 2004; and (x) statement of revenues and certain expenses of 8270 Greensboro Drive, Tysons Corner, VA for the year ended December 31, 2004 respectively, in the Registration Statement (on Form S-1) and related prospectus of TIAA Real Estate Account for the offer and sale of interests in the TIAA Real Estate Account, a variable option offered through certain TIAA annuity contracts.

              /s/ Friedman LLP, as successor to
                  Friedman Alpren & Green LLP

April 28, 2005